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                                                                     EXHIBIT 4.2

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                CACHEFLOW INC.

                                 MAY 28, 1999
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                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

1.  Registration Rights.................................................     1
       1.1   Definitions................................................     1
       1.2   Request for Registration...................................     2
       1.3   Company Registration.......................................     4
       1.4   Obligations of the Company.................................     4
       1.5   Furnish Information........................................     5
       1.6   Expenses of Demand Registration............................     5
       1.7   Expenses of Company Registration...........................     6
       1.8   Underwriting Requirements..................................     6
       1.9   Delay of Registration......................................     7
       1.10  Indemnification............................................     7
       1.11  Reports Under Securities Exchange Act of 1934..............     9
       1.12  Form S-3 Registration......................................     9
       1.13  Assignment of Registration Rights..........................    10
       1.14  "Market Stand-Off" Agreement Rights........................    11
       1.15  Termination of Registration Rights.........................    11

2.  Covenants of the Company............................................    11
       2.1   Delivery of Financial Statements...........................    11
       2.2   Inspection.................................................    12
       2.3   Termination of Covenants...................................    13
       2.4   Right of First Offer.......................................    13
       2.5   Board of Directors.........................................    14

3.  Additional Covenants................................................    14
       3.1   Employee and Other Stock Arrangements......................    14
       3.2   Internal Revenue Code (S)1202..............................    14
       3.3   Termination of Additional Covenants........................    15

4.  Miscellaneous.......................................................    15
       4.1   Successors and Assigns.....................................    15
       4.2   Governing Law..............................................    15
       4.3   Counterparts...............................................    15
       4.4   Titles and Subtitles.......................................    15
       4.5   Notices....................................................    15
       4.6   Expenses...................................................    15
       4.7   Amendments and Waivers.....................................    16
       4.8   Severability...............................................    16
       4.9   Aggregation of Stock.......................................    16
       4.10  Entire Agreement...........................................    16
       4.11  Additional Parties.........................................    16
       4.12  Prior Agreement............................................    16

Schedule A    Schedule of Investors
Schedule B    Schedule of Founders
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               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of May 28, 1999, by and among CacheFlow Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor", and the founders listed on Schedule B hereto, each of which is herein referred to as a "Founder."

                                   RECITALS
                                   --------

          WHEREAS, certain of the Investors (the "Prior Investors") and certain of the Founders possess registration rights and certain of the Investors possess other investor rights granted pursuant to that certain Amended and Restated Investors' Rights Agreement, dated December 24, 1997, among the Company, certain of the Founders and the persons listed on the Schedule of Investors attached thereto (the "Prior Agreement");

          WHEREAS, certain of the Investors (the "Series C Investors") are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Agreement") among the Company and the investors listed on the Schedule of Investors attached thereto, pursuant to which the Series C Investors are purchasing shares of the Company's Series C Preferred Stock;

          WHEREAS, certain of the Investors have been granted warrants (the "Warrants") to purchase shares of the Company's Preferred Stock and in connection with granting such Warrants the Company agreed to make such Investors parties to this Agreement;

          WHEREAS, in order to induce the Company to enter into the Series C Agreement and to induce the Series C Investors to invest funds in the Company pursuant to the Series C Agreement, the Prior Investors and the Founders that are parties to the Prior Agreement hereby agree to waive their rights under the Prior Agreement, and the Investors, the Founders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Founders to cause the Company to register shares of Common Stock issued or issuable to such persons, and certain other matters as set forth herein; and

          WHEREAS, the Series C Investors and the Company have agreed, pursuant to the Series C Agreement, to enter into this Agreement;

          NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

          1.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          1.1  Definitions.  For purposes of this Section 1:
               -----------

          (a)  The term "Act" means the Securities Act of 1933, as amended.
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          (b)  The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits either (i) inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC or
(ii) such registration statement to become effective without review by the SEC.

          (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

          (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f) The term "Registrable Securities" means: (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock; (ii) the shares of Common Stock held by the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders for the purposes of Section 1.2, 1.12 and 4.7 (except as provided therein); and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

          (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (h) The term "Rule 144" shall mean Rule 144 promulgated under the Act.

          (i)  The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) December 19, 2002, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding (or covering the registration of a lesser percent of such Registrable Securities if the

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anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) effect as soon as practicable, and in any event within sixty
(60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.5.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

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               (i)   After the Company has effected two (2) registrations
pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

               (ii) During the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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          (d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is

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

subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 1.2 or unless the registration request is withdrawn after a material adverse change affecting the Company that was not known to the Holders at the time of their request pursuant to Section 1.2.

          1.7  Expenses of Company Registration.  The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, that in the event of such a limitation by the underwriters (i) no securities held by the Company's security holders, other than the Holders, shall be included in such registration unless all shares requested to be included by Holders are included,
(ii) if the securities to be included by Holders are limited, then each Holder shall be entitled to include in such registration its pro rata share (which shall be the proportion that the number of shares requested to be included by a Holder bears to the total number of shares requested to be included by all Holders) of the securities to be included in such registration for the account of Holders, and (iii) in no event shall (A) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (B) notwithstanding (A) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares

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

carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action;

provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration.  In case the Company shall receive from
               ---------------------
any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company and including any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 "Market Stand-Off" Agreement Rights.  Each Investor and Founder
               -----------------------------------
hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities or other securities (excluding securities acquired in any registered offering (other than shares acquired through a directed share program if the underwriters of such offering require that shares acquired in such program be subject to a lock-up agreement) or after such offering in the public market in a broker transaction)) of the Company held by it at any time during such period, except Common Stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company and all holders of at least one percent (1%) of the aggregate voting power of the Company enter into similar agreements; and

          (c) such market stand-off time period shall not exceed one hundred eighty (180) days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of each Investor and Founder (and the shares or securities of every other person subject to the foregoing restriction) subject to this Section 1.14 until the end of such period.

          1.15 Termination of Registration Rights.  No Holder shall be entitled
               ----------------------------------
to exercise any right provided for in this Section 1 after three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (aggregated with all affiliates of such Holder) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act so long the Company is a reporting company under the 1934 Act.

          2.   Covenants of the Company.
               ------------------------

          2.1  Delivery of Financial Statements.  The Company shall deliver to
               --------------------------------
each Investor:

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) so long as such Investor holds at least 350,000 shares of Preferred Stock (either in the form of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder's equity as of the end of such fiscal quarter;

          (c) so long as such Investor holds at least 350,000 shares of Preferred Stock (either in the form of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

          (d) so long as such Investor holds at least 350,000 shares of Preferred Stock (either in the form of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows, for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

          (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

          2.2  Inspection.  The Company shall permit such Investor, at such
               ----------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

          2.3  Termination of Covenants.  The covenants set forth in Section
               ------------------------
2.1, Section 2.2, Section 2.4 and Section 2.5 shall terminate as to the Investors and the Founders and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this paragraph 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any shares of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b)  By written notification received by the Company, within twenty
(20) calendar days after giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock then held by such Investor (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities held by such Investor) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities).

          (c) If all Shares that Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees or directors of or consultants to the Company for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or SB-2, with aggregate proceeds to the Company of at least $20,000,000, (iii) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities, provided such securities were issued prior to the creation of or in compliance with this Right of First Offer, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes, or (vi) to the sale and issuance of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock of the Company.

          2.5  Board of Directors.
               ------------------

          With respect to those two (2) members of the Company's Board of Directors that the Restated Certificate of Incorporation provides are to be elected by the holders of Common Stock, the Founders and the Investors hereby agree to vote all of their shares of Common Stock now owned or hereafter acquired in favor of the election of (1) the Chief Executive Officer of the Company (or, if there is no Chief Executive Officer of the Company, the President), and (2) a person designated by the holders of at least a majority of the Common Stock.

          3.   Additional Covenants.
               --------------------

          3.1  Employee and Other Stock Arrangements.  Except as otherwise
               -------------------------------------
approved by the Company's Board of Directors, all equity securities sold to employees, consultants or other service providers of the Company henceforth shall be subject to a market stand-off provision, right of first refusal (in favor of the Company) and vesting in accordance with the following vesting schedule: twenty five percent (25%) of such stock shall vest after one year of service with the Company and the remainder of such stock shall vest in equal monthly installments over the proceeding thirty-six (36) months.

          3.2  Internal Revenue Code (S)1202.  The Company shall furnish to each
               -----------------------------
Investor and shall make such filings with the Internal Revenue Service, as shall from time to time be required pursuant to Section 1202(d)(1) of the Code. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a certificate informing the Investor whether such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202 of the Code. The Company's obligation to furnish this certificate pursuant to this Section 3.2 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market. In addition, the Company agrees that it will not make any purchases of its stock within the meaning of and which would exceed the limitation contained in Section 1202(c)(3)(B) of the Code until May 31, 2000, unless such purchases have been consented to by holders of a majority of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) or are required by contractual obligations entered into prior to the Closing. Any such information provided to the Investors under this Section 3.2 shall not be disclosed by any Investor to any party except as required and solely in order for such Investor to claim any benefits under Section 1202 of the Code.

          3.3  Termination of Additional Covenants.  The covenant set forth in
               -----------------------------------
Section 3.1 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          4.   Miscellaneous.
               -------------

          4.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          4.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          4.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of a majority of the Common Stock held by the Founders then employed by the Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          4.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9  Aggregation of Stock.  All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10 Entire Agreement.  This Agreement (including the Exhibits hereto,
               ----------------
if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          4.11 Additional Parties. In the event of a subsequent closing with an
               ------------------
investor as provided for in Section 1.3 of the Series C Agreement, such investor shall become a party to this Agreement as an "Investor" upon receipt from such investor of a fully executed signature page.

          4.12 Prior Agreement.  The Prior Agreement is hereby superseded in its
               ---------------
entirety and shall be of no further force or effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      CACHEFLOW INC.



                                      By: _____________________________________
                                          Brian NeSmith
                                          President and Chief Executive Officer

                            Address:  650 Almanor Avenue
                                      Sunnyvale, California  94086


                       SIGNATURE PAGE TO CACHEFLOW INC.
              AMENDMENT AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              INVESTORS:

                              TCV III (GP)
                              a Delaware General Partnership
                              By: Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                  Robert C. Bensky
                                  Chief Financial Officer

                              TCV III, L.P.
                              a Delaware Limited Partnership
                              By: Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                  Robert C. Bensky
                                  Chief Financial Officer

                              TCV III (Q), L.P.
                              a Delaware Limited Partnership
                              By: Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                  Robert C. Bensky
                                  Chief Financial Officer

                              TCV III Strategic Partners, L.P.
                              a Delaware Limited Partnership
                              By: Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                  Robert C. Bensky
                                  Chief Financial Officer

                    Address:  56  Main Street, Suite 210
                              Millburn, NJ 07041
                              Attention: Robert C. Bensky

                       SIGNATURE PAGE TO CACHEFLOW INC.
              AMENDMENT AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              U.S. Venture Partners V, L.P.
                              USVP V International, L.P.
                              2180 Associates Fund V, L.P.
                              USVP V Entrepreneur Partners, L.P.

                              By Presidio Management Group V, L.L.C.
                              Its General Partner


                              By: _________________________________________

                    Address:  2180 Sand Hill Road, Suite 300
                              Menlo Park, California  94025

                       SIGNATURE PAGE TO CACHEFLOW INC.
              AMENDMENT AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              BENCHMARK CAPITAL PARTNERS, L.P.

                              By: BENCHMARK CAPITAL MANAGEMENT
                                  CO., L.L.C.
                                  Its General Partner


                              By: _________________________________
                                  Member


                              BENCHMARK FOUNDERS' FUND, L.P.

                              By: BENCHMARK CAPITAL MANAGEMENT
                                  CO., L.L.C.
                                  Its General Partner


                              By: _________________________________
                                  Member

                    Address:  2480 Sand Hill Road, Suite 200
                              Menlo Park, California  94025


                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              K-H INVESTORS (1996-B), L.P.



                              By: _________________________________
                              Print Name: _________________________
                              Title: ______________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              HANNA VENTURES - CACHEFLOW III, L.P.



                              By: ___________________________________
                              Print Name: ___________________________
                              Title: ________________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              K-H INVESTORS (1998-A), L.P.



                              By: ___________________________________
                              Print Name: ___________________________
                              Title: ________________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              DAVID WILLIAM HANNA TRUST
                              DATED 10/30/89



                              By: _________________________________
                              Print Name: _________________________
                              Title: ______________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _____________________________________
                              David W. Hanna

                    Address:  c/o Hanna Capital Management, Inc.
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ______________________________________
                              Virginia L. Hanna

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _________________________________
                              Brian NeSmith

                    Address:  c/o CacheFlow Inc.
                              650 Almanor Avenue
                              Sunnyvale, California  94086

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Joseph J. Pruskowski

                    Address:  18109 236/th/ Avenue N.E.
                              Woodinville, Washington  98072

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ROBERT D. KELLY LIVING TRUST DTD
                              12/7/89


                              ________________________________________
                              Robert D. Kelly, Trustee

                    Address:  3102 Flavin Lane
                              Pebble Beach, California  93953

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              F Terry Eger & Carol E Eger Trust
                              U/T/A DTD 10/17/91



                              ______________________________________
                              Frank Terry Eger, Trustee

                    Address:  P.O. Box 1624
                              Los Altos, California  94023-1624

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _____________________________________
                              R. Randolph Scott

                    Address:  312 Coleridge Avenue
                              Palo Alto, California  94301

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ___________________________________
                              John S. Troedson

                    Address:  165 Sausal Drive
                              Portola Valley, California  94028

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _________________________________
                              Michael A. Malcolm

                    Address:  521 Shelby Lane
                              Los Altos, California  94024

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________
                              Doug Richardson

                    Address:  3328 99/th/ NE
                              Bellevue, Washington  98004

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              __________________________
                              Earl Anderson

                    Address:  2304 Killarney Way S.E.
                              Bellevue, Washington  98004

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ___________________________________
                              David Hartley

                    Address:  10446 S.E. 25/th/ Street
                              Bellevue, Washington  98004

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Bruce Milne

                    Address:  10500 N.E. 8/th/ Street
                              1910 Bellevue Place
                              Bellevue, Washington  98004

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ________________________________
                              Gordon Bell

                    Address:  450 Old Oak Court
                              Los Altos, California  94022

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              G & H Partners



                              By: _____________________________________________
                                  Partner

                    Address: c/o Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                              155 Constitution Drive
                              Menlo Park, California  94025

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ______________________________
                              Karl Johnson

                    Address:  544 Tennyson Avenue
                              Palo Alto, California  94301

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _________________________________
                              Ray Myers



                              _________________________________
                              Janet Myers

                    Address:  783 West Greenwich Place
                              Palo Alto, California  94303

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              BARTON INVESTMENTS LLC



                              By: ______________________________
                              Title: ___________________________

                    Address:  19607 Farwell Avenue
                              Saratoga, California  95070

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              Katzman Revocable Trust under Agreement
                              dated June 11, 1997, as amended


                              By: _____________________________________
                              Title: __________________________________

                    Address:  19607 Farwell Avenue
                              Saratoga, California  95070

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              The McMurtry Family Trust



                              By: _____________________________________
                              Title: __________________________________

                    Address:  2480 Sand Hill Road, Suite 101
                              Menlo Park, California  94025

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ____________________________________
                              Brent Silver

                    Address:  139 Hillcrest Terrace
                              Santa Cruz, California  95060

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              Walter Loewenstern, Jr. Separate Property Trust



                              By: ___________________________________________
                                  Walter Loewenstern, Jr., Trustee

                    Address:  825 Holden Road
                              P. O. Box 1499
                              Avon, Colorado  81620

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _________________________________
                              Vinod Vyas

                    Address:  1568 Country Club Drive
                              Los Altos, California  94024

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _______________________________________
                              Murat Divringi

                    Address:  12411 N.E. 36/th/ Place
                              Bellevue, Washington  98005

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              Gresham Venture Partners, L.L.C.



                              By: ________________________________
                                  Larry R. Jasper, Manager

                    Address:  11 McBride Corporate Center Drive
                              Suite 250
                              Chesterfield, Missouri  63005-1407

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              AN "INVESTOR" ONLY FOR PURPOSES OF SECTION 1 AND
                              SECTION 2.1 OF THIS AGREEMENT, AND SPECIFICALLY NOT FOR ANY OTHER SECTION OF THIS AGREEMENT:
                              ---


                              SERVICE CO LLC



                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________


                    Address:  _____________________________________
                              _____________________________________
                              _____________________________________

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _____________________________________________
                              (Name of Investor as it should appear on the Series C Preferred Stock Certificate)



                              By: _________________________________________
                              Print Name: _________________________________
                              Title: ______________________________________

                    Address:  _____________________________________________
                              _____________________________________________
                    Telephone: ____________________________________________
                    Facsimile:  ___________________________________________



             PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION
             -----------------------------------------------------


                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              FOUNDERS:



                              ______________________________________
                              Joseph J. Pruskowski

                    Address:  18109 236/th/ Avenue N.E.
                              Woodinville, Washington  98072

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _____________________________________
                              Michael A. Malcolm

                    Address:  521 Shelby Lane
                              Los Altos, California  94024

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              _________________________________
                              Douglas Crow

                    Address:  24133 Southeast 45/th/ Place
                              Issaquah, Washington  98029

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ______________________________________
                              Brian NeSmith

                    Address:  c/o CacheFlow Inc.
                              650 Almanor Avenue
                              Sunnyvale, California  94086

                       SIGNATURE PAGE TO CACHEFLOW INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  SCHEDULE A
                                  ----------

                             Schedule of Investors

INVESTORS:
---------

TCV III (GP)
TCV III, L.P.
TCV III (Q), L.P.
TCV III Strategic Partners, L.P.
c/o Robert C. Bensky
Technology Crossover Ventures
56  Main Street, Suite 210
Millburn, NJ 07041

U.S. Venture Partners V, L.P.
USVP V International, L.P.
2180 Associates Fund V, L.P.
USVP V Entrepreneur Partners, L.P.
2180 Sand Hill Road, Suite 300
Menlo Park, California  94025

Benchmark Capital Partners, L.P.
Benchmark Founders' Fund, L.P.
2480 Sand Hill Road, Suite 200
Menlo Park, California  94025

K-H Investors (1996-B), L.P.
K-H Investors (1998-A), L.P.
Hanna Capital Management, Inc.
620 Newport Center Drive, Suite 500
Newport Beach, California  92660

Robert D. Kelly Living Trust DTD 12/7/89,
Robert D. Kelly Trustee
Robert Kelly Clients
3102 Flavin Lane
Pebble Beach, California  93953

David W. Hanna
c/o Hanna Capital Management, Inc.
620 Newport Center Drive, Suite 500
Newport Beach, California  92660

INVESTORS:
---------

Virginia L. Hanna
c/o Hanna Capital Management, Inc.
620 Newport Center Drive, Suite 500
Newport Beach, California  92660

Joseph J. Pruskowski
18109 236/th/ Avenue N.E.
Woodinville, Washington  98072

F Terry Eger & Carol E Eger Trust
U/T/A DTD 10/17/91
P.O. Box 1624
Los Altos, California  94023-1624

R. Randolph Scott
312 Coleridge Avenue
Palo Alto, California  94301

John S. Troedson
165 Sausal Drive
Portola Valley, California  94028

Michael A. Malcolm
521 Shelby Lane
Los Altos, California  94024

Douglas Richardson
3328 99/th/ NE
Bellevue, Washington  98004

Earl Anderson
2304 Killarney Way S.E.
Bellevue, Washington  98004

David Hartley
3025 52/nd/ Avenue, Southwest
Seattle, Washington  98116

Bruce Milne
10500 N.E. 8/th/ Street, Suite 1910
Bellevue, Washington  98004-4300

Gordon Bell
450 Old Oak Court
Los Altos, California  94022

INVESTORS:
---------

G & H Partners
c/o Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, California  94025

Karl Johnson
544 Tennyson Avenue
Palo Alto, California  94301

Ray Myers and Janet Myers
783 West Greenwich Place
Palo Alto, California  94303

Katzman Revocable Trust under Agreement
dated June 11, 1997, as amended
Barton Investments LLC
19607 Farwell Avenue
Saratoga, California  95070

The McMurtry Family Trust
2480 Sand Hill Road, Suite 101
Menlo Park, California  94025

Brent Silver
139 Hillcrest Terrace
Santa Cruz, California  95060

Walter Loewenstern, Jr. Separate Property Trust
c/o Walter Loewenstern, Jr., Trustee
825 Holden Road
P.O. Box 1499
Avon, Colorado  81620

Vinod Vyas
1568 Country Club Drive
Los Altos, California  94024

Murat Divringi
12411 N.E. 36/th/ Place
Bellevue, Washington  98005

INVESTORS:
---------

Gresham Venture Partners, L.L.C.
c/o Larry R. Jasper, Manager
11 McBride Corporate Center Drive, Suite 250
Chesterfield, Missouri  63005-1407

Service Co LLC
(An "Investor" only for purposes of Section 1 and Section 2.1 of this Agreement, and specifically not for any other sections of this Agreement)
____________________________
____________________________
____________________________

                                  SCHEDULE B
                                  ----------

                             Schedule of Founders


Name and Address
----------------

Joseph J. Pruskowski
18109 236/th/ Avenue N.E.
Woodinville, Washington  98072

Michael A. Malcolm
521 Shelby Lane
Los Altos, California  94024

Douglas Crow
24133 Southeast 45/th/ Place
Issaquah, Washington  98029

Brian NeSmith
c/o CacheFlow Inc.
650 Almanor Avenue
Sunnyvale, California  94086